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                              EXHIBIT 23.1(d)


                CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


          We consent to the use, in the Securities and Exchange Commission Form 10-KSB (Amendment No. 1) (the "10-KSBA") for the fiscal year ended December 31, 1997 of Energy Search, Incorporated (the "Company") of our report dated March 4, 1998 on the oil and gas reserves of the Company as of January 1, 1998. We also consent to the reference in the 10-KSBA to Wright & Company, Inc. as experts in oil and gas analysis.



                                       Wright & Company, Inc.

                                       By: /S/ D. RANDALL WRIGHT
                                           D. Randall Wright, President


September 16, 1998
Brentwood, Tennessee